                                                                      EXHIBIT 15

November 13, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re: Parker Drilling Company Registration on Form S-8, Form S-3 and Form S-4

We are aware that our report dated October 31, 2003, on our review of the interim financial information of Parker Drilling Company for the three and nine month periods ended September 30, 2003 and 2002 and included in this Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 33-57345, 333-59132, 333-70444, 333-41369, 333-84069 and 333-99187), Form S-3 (File No.
333-36498) and Form S-4 (File: No. 333-110374).

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP